Exhibit 99.5

SNNF-SOF PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS. READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM. SUBSCRIPTION (1) NUMBER OF SHARES PRICE PER SHARE (2) TOTAL PAYMENT DUE X $10.00 = $ .00 Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 25,000 ($250,000). See Stock Order Form Instructions for more information regarding maximum number of shares. (4) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL The undersigned authorizes withdrawal from the Seneca Savings deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the listed account(s) at the time this form is received. Health savings accounts, IRA’s and other retirement accounts held at Seneca Savings and accounts with check-writing privileges may NOT be listed for direct withdrawal below. For Internal Use Only Seneca Savings Deposit Account Number Withdrawal Amount(s) $ .00 $ .00 Total Withdrawal Amount $ .00 ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED. (3) METHOD OF PAYMENT – CHECK OR MONEY ORDER Enclosed is a personal check, bank check or money order, from the purchaser, made payable to Seneca Bancorp, Inc. in the amount of: $ .00 Wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt. Seneca Savings line of credit checks may not be remitted as payment. Cash will only be accepted at Seneca Savings’ main office, located at 35 Oswego St., Baldwinsville, NY. (5) PURCHASER INFORMATION Subscription Offering. Check the one box that applies, as of the earliest eligibility date, to the purchaser(s) listed in Section 9: a. Depositors of Seneca Savings with aggregate balances of at least $50 at the close of business on March 31, 2024. b. Depositors of Seneca Savings with aggregate balances of at least $50 at the close of business on June 30, 2025. c. Depositors of Seneca Savings at the close of business on __________, 2025 and borrowers of Seneca Savings as of March 24, 2017 who maintained such borrowings as of the close of business on __________, 2025. Community Offering. If (a), (b) or (c) above do not apply to the purchaser(s) listed in Section 9, check the first box that applies to this order: d. You are a resident in the New York county of Cayuga, Cortland, Madison, Oneida, Oswego or Onondaga. e. You were a Seneca Financial Corp. public stockholder at the close of business on __________, 2025 f. You are placing an order in the Community Offering, but (d) and (e) above do not apply. ACCOUNT INFORMATION – SUBSCRIPTION OFFERING If you checked box (a), (b) or (c) under “Subscription Offering,” please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering: Account Title (Name(s) on Account) Seneca Savings Account Number NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED. (6) MANAGEMENT Check if you are a Seneca Savings, Seneca Bancorp, Inc., Seneca Financial Corp. or Seneca Financial MHC: Director Officer Immediate family member, as defined in the Stock Order Form Instructions (7) MAXIMUM PURCHASER IDENTIFICATION Check here if you, individually or together with others (see Section 8), are subscribing in the Subscription Offering for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation(s) is/are increased. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased. (8) ASSOCIATES/ACTING IN CONCERT Check here if you, or any associate or persons acting in concert with you, have submitted other orders for shares in the Subscription Offering. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. (continued on reverse side of this form) Name(s) listed in Section 9 on other Stock Order Forms Number of shares ordered Name(s) listed in Section 9 on other Stock Order Forms Number of shares ordered (9) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your statement of ownership, and will be used for other communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering, you cannot add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. See Stock Order Form Instructions for further guidance. First Name, Middle Initial, Last Name Reporting SSN/ Tax ID No. First Name, Middle Initial, Last Name SSN/Tax ID No. Street Daytime Phone # City State Zip County (Important) Evening Phone # Individual Tenants in Common Uniform Transfers to Minors Act (for reporting SSN, use minor’s) Joint Tenants Corporation Partnership Trust – Under Agreement Dated Other ___________ FOR TRUSTEE/BROKER USE ONLY: IRA (SSN of Beneficial Owner) _____-_____ - _____ (10) ACKNOWLEDGMENT AND SIGNATURE(S) I understand that, to be effective, this form, properly completed, together with full payment, must be received (not postmarked) before 2:00 p.m. Eastern time, on __________, 2025, otherwise this form and all subscription rights will be void. (continued on reverse side of this form) ORDER NOT VALID UNLESS SIGNED ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE. Signature (title, if applicable) Date Signature (title, if applicable) Date ORDER DEADLINE & DELIVERY: An original Stock Order Form, properly completed, signed and with full payment, must be received (not postmarked) before 2:00 p.m., Eastern time, on __________, 2025. Subscription rights will become void after the deadline. Stock Order Forms can be delivered by paying for overnight delivery to the Stock Information Center address on this form, by mail using the Stock Order Reply Envelope provided or by hand-delivery to Seneca Savings main office, located at 35 Oswego Street, Baldwinsville, New York. Hand-delivered Stock Order Forms will only be accepted at this location. We will not accept Stock Order Forms at our other offices. Do not mail Stock Order Forms to Seneca Savings. Faxes or copies of this form are not required to be accepted. For Internal Use Only BATCH #_____________ ORDER #____________ CATEGORY #____________ REC’D__________________________________ C _______________________ STOCK ORDER FORM BANCORP, INC. SEND FEDEX/UPS/DHL OVERNIGHTS TO: Stock Information Center c/o Keefe, Bruyette & Woods 305 Madison Ave, 2nd Floor Morristown, NJ 07960 (___) ___-____

SNNF-SOF See Front of Stock Order Form (8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form) Associate – The term “associate” of a person means: (1) any corporation or organization (other than Seneca Savings, Seneca Bancorp, Inc., Seneca Financial Corp. or Seneca Financial MHC or a majority-owned subsidiary of any of those entities), of which the person is a senior officer, partner or, directly or indirectly, 10% beneficial stockholder; (2) any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and (3) any blood or marriage relative of the person who either has the same home as the person or who is a director or officer of Seneca Savings, Seneca Bancorp, Inc., Seneca Financial Corp. or Seneca Financial МНС. Acting in concert – The term “acting in concert” means: (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person or company that acts in concert with another person or company (“other party”) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated. Our directors are not treated as associates of each other solely because of their membership on the board of directors. We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert”. We may presume that certain persons are acting in concert based upon, among other things, joint account relationships or the fact that persons share a common address (whether or not related by blood or marriage) or may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to Seneca Financial Corp. or other companies. Please see the Prospectus section entitled “The Conversion and Stock Offering – Additional Limitations on Common Stock Purchases” for more information on purchase limitations. (10) ACKNOWLEDGMENT AND SIGNATURE(S) (continued from front of Stock Order Form) I agree that, after receipt by Seneca Bancorp, Inc., this Stock Order Form may not be modified or canceled without Seneca Bancorp, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of $350,000 in all categories of the offering combined, for any person or entity, together with any associate or group of persons acting in concert, as set forth in the plan of conversion and reorganization and the Prospectus dated _________, 2025. Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting an original Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another. I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY SENECA SAVINGS, THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. I further certify that, before purchasing the shares of the common stock of Seneca Bancorp, Inc., I received the Prospectus dated __________, 2025, which contains disclosure concerning the nature of the security being offered and the risks involved in the investment, described by Seneca Bancorp, Inc. in the “Risk Factors” section, beginning on page __. Risk factors include, but are not limited to the following: Risks Related to Our Lending Activities 1. A downturn in our local economy and real estate market could reduce demand for our products and services and result in increased non-performing loans; 2. We have increased, and will continue to increase, our commercial real estate and commercial and industrial loans, which carry increased credit risk; 3. Our portfolio of loans with a higher risk of loss is increasing, and the unseasoned nature of our commercial loan portfolio may result in errors in judging its collectability, which may lead to additional provisions for credit losses or charge-offs; 4. Our non-residential, non-owner-occupied real estate loans may expose us to increased credit risk; 5. Our historical emphasis on residential mortgage loans exposes us to certain lending risks; 6. Deteriorating credit quality could adversely affect our earnings; 7. We have off-balance sheet commitments to borrowers which carry credit and interest rate risk; 8. Income from secondary mortgage market operations is volatile, and we may incur losses with respect to our secondary mortgage market operations that could negatively affect our earnings; and 9. We are subject to environmental liability risk associated with our lending activities and properties. Risks Related to Our Business 10. Our wealth management business is subject to risks associated with the industry; 11. We may not be able to attract and retain wealth management clients; 12. We depend on our executive officers and key personnel to implement our business strategy and could be harmed by the loss of their services; 13. Our risk management framework may not be effective in mitigating risk and reducing the potential for significant losses; 14. Our asset size may make it difficult for us to generate earnings; 15. Our financial condition and results of operations could be negatively affected if we fail to grow or manage our growth effectively, or if our expenses increase faster than our revenues; 16. Acquisitions may disrupt our business and dilute stockholder value; and 17. Competition may reduce our ability to attract and retain deposits and originate loans. Risks Related to Interest Rates and Liquidity 18. Prolonged higher interest rates have reduced our profits and asset values. Future changes in interest rates could adversely affect our results of operations and financial condition; and 19. If we cannot generate core deposits, we may need to rely on wholesale funding strategies. Risks Related to Economic Conditions 20. Inflation levels could adversely impact our business and results of operations; and 21. Changes in the Federal Reserve Board’s monetary or fiscal policies could adversely affect our results of operations and financial condition. Risks Related to Our Operations 22. Our information technology systems may be subject to failure, interruption or security breaches; 23. We rely on third party vendors, which could expose us to additional cybersecurity risks; 24. We continually encounter technological change; and 25. We may be subject to risks and losses resulting from fraudulent activities that could adversely impact our financial performance and results of operations. Risks Related to Laws and Regulations 26. The cost of regulatory compliance; 27. Non-compliance may subject us to fines or sanctions; 28. Our cannabis banking business may expose us to legal action or additional compliance costs; 29. We may be required to raise additional capital in the future, which may not be available or may be available on unacceptable terms; and 30. As a “smaller reporting company” and “non-accelerated filer,” we may choose to comply with reduced public company reporting and disclosure requirements. Other Risks Related to Our Business 31. Our ability to maintain our reputation; 32. Our ability to implement an effective system of internal control over financial reporting; and 33. Legal and regulatory proceedings that we may be subject to. Risks Related Specifically to the Stock Offering 34. The impact on our return on equity; 35. There may be a limited trading market in our shares of common stock; 36. The future price of our shares of common stock may fluctuate; 37. We have broad discretion in using the proceeds of the stock offering; 38. Our stock-based benefit plans will increase our expenses and reduce our income, and may dilute your ownership interest; 39. Various factors may make takeover attempts more difficult to achieve; 40. Our articles of incorporation generally provide that state and federal courts in the State of Maryland are the sole and exclusive forum for certain stockholder litigation matters; 41. You may not revoke your decision to purchase Seneca Bancorp common stock in the subscription offering or any community offering after you send us your order; and 42. Compliance with public company reporting requirements will increase our expenses. By executing this form, I acknowledge that I am not waiving any rights under federal or state securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934. STOCK ORDER FORM – SIDE 2

SNNF-SOI (over) SENECA BANCORP, INC. STOCK INFORMATION CENTER: (___) ___-____ STOCK ORDER FORM INSTRUCTIONS – SIDE 1 Sections (1) and (2) – Number of Shares and Total Payment Due. Indicate the number of shares that you wish to subscribe for and the Total Payment Due. Calculate the Total Payment Due by multiplying the number of shares by the $10.00 price per share. The minimum purchase is 25 shares ($250). The maximum allowable purchase by an individual or individuals acting through a single qualifying account held jointly is 25,000 shares ($250,000) Further, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 35,000 shares ($350,000) in all categories of the offering combined. Current Seneca Financial Corp. stockholders are subject to these purchase limitations and an overall ownership limitation. Please see the Prospectus section entitled “The Conversion and Stock Offering – Additional Limitations on Common Stock Purchases” for more specific information. By signing this form, you are certifying that your order does not conflict with these purchase limitations. Section (3) – Method of Payment – Check, Money Order or Cash. Payment may be made by including with this form a personal check, bank check or money order, from the purchaser, made payable directly to Seneca Bancorp, Inc. Funds will be deposited upon receipt. The funds remitted by personal check must be available within the account(s) when your Stock Order Form is received. Cash will only be accepted at Seneca Savings’ main office, located at 35 Oswego Street, Baldwinsville, New York and will be converted to a bank check. Indicate the amount remitted. Interest will be calculated at a rate of ___% per annum from the date payment is processed until the stock offering is completed or terminated, at which time the purchaser will be issued a check for interest earned. Please do not remit wire transfers, a Seneca Savings line of credit check or third party checks as payment for this purchase. Section (4) – Method of Payment – Deposit Account Withdrawal. Payment may be made by authorizing a direct withdrawal from your Seneca Savings deposit account(s). Indicate the account number(s) and the amount(s) you wish withdrawn. Attach a separate page, if necessary. Funds designated for withdrawal must be available within the account(s) at the time this Stock Order Form is received. Upon receipt of this order, we will place a hold on the amount(s) designated by you – the funds will be unavailable to you for withdrawal thereafter. The funds will continue to earn interest within the account(s) at the contractual rate until the stock offering is completed. There will be no early withdrawal penalty for withdrawal from a Seneca Savings certificate of deposit (CD) account. You may not designate accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Additionally, health savings accounts, individual retirement accounts or other retirement accounts held at Seneca Savings may not be listed for direct withdrawal. For guidance on using retirement funds, whether held at Seneca Savings or elsewhere, please contact the Stock Information Center as soon as possible – preferably at least two weeks before the __________, 2025 offering deadline. See the Prospectus section entitled “The Conversion and Stock Offering – Procedure for Purchasing Shares in the Subscription and Community Offerings – Using Individual Retirement Account Funds.” Your ability to use retirement account funds to purchase shares cannot be guaranteed and depends on various factors, including timing constraints and the institution where those funds are currently held. Section (5) – Purchaser Information. Please check the one box that applies to the purchaser(s) listed in Section 9 of this form. Purchase priorities in the Subscription Offering are based on eligibility dates. Boxes (a), (b) and (c) refer to the Subscription Offering. If you checked box (a) or (b), list all Seneca Savings deposit account numbers that the purchaser(s) had ownership of as of the applicable eligibility date. If you checked box (c), list all Seneca Savings deposit and/or applicable loan account numbers that the purchaser(s) had ownership in at the close of business on __________, 2025. Include all forms of account ownership (e.g. individual, joint, IRA, etc.). If purchasing shares for a minor, list only the minor’s eligible accounts. If purchasing shares for a corporation or partnership, list only that entity’s eligible accounts. Attach a separate page, if necessary. Failure to complete this section, or providing incorrect or incomplete information, could result in a loss of part or all of your share allocation in the event of an oversubscription. Boxes (d), (e) and (f) refer to the Community Offering. Orders placed in the Subscription Offering will take priority over orders placed in the Community Offering. See the Prospectus section entitled “The Conversion and Stock Offering” for further details about the Subscription Offering and Community Offering. Section (6) – Management. Check the box if you are a Seneca Savings, Seneca Bancorp, Inc., Seneca Financial Corp. or Seneca Financial MHC director, officer or a member of their immediate family. Immediate family includes spouse, parents, siblings and children who live in the same house as the director or officer. Section (7) – Maximum Purchaser Identification. Check the box, if applicable. Failure to check the box will result in you not receiving notification in the event the maximum purchase limit(s) is/are increased. If you checked the box but have not subscribed for the maximum amount in the subscription offering, you will not receive this notification. Section (8) – Associates/Acting in Concert. Check the box, if applicable, and provide the requested information. Attach a separate page if necessary. Section (9) – Stock Registration. Clearly PRINT the name(s) in which you want the shares registered and the mailing address for all correspondence related to your order, including a stock ownership statement. Each Stock Order Form will generate one stock ownership statement, subject to the stock allocation provisions described in the Prospectus. IMPORTANT: Subscription rights are non-transferable. If placing an order in the Subscription Offering, you cannot add the names of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. A Social Security or Tax ID Number must be provided. The first number listed will be identified with the stock for tax reporting purposes. Listing at least one phone number is important in the event we need to contact you about this form. NOTE FOR FINRA MEMBERS: If you are a member of the Financial Industry Regulatory Authority (“FINRA”), or a person affiliated or associated with a FINRA member, you may have additional reporting requirements. Please report this subscription in writing to the applicable department of the FINRA member firm within one day of payment thereof.

SNNF-SOI SENECA BANCORP, INC. STOCK INFORMATION CENTER: (___) ___-____ STOCK ORDER FORM INSTRUCTIONS – SIDE 2 Form of Stock Ownership. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock ownership statements. Beneficiaries may not be named on stock registrations. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials – use the full first name, middle initial and last name. Omit words that do not affect ownership such as “Dr.” or “Mrs.” Check the one box that applies. Buying Stock Individually – Used when shares are registered in the name of only one owner. To qualify in the Subscription Offering, the individual named in Section 9 of the Stock Order Form must have been an eligible depositor at Seneca Savings at the close of business on March 31, 2024, June 30, 2025 or __________, 2025 or a borrower of Seneca Savings as of March 24, 2017 who maintained such borrowings as of the close of business on __________, 2025. Buying Stock Jointly – To qualify in the Subscription Offering, the persons named in Section 9 of the Stock Order Form must have been an eligible depositor at Seneca Savings at the close of business on March 31, 2024, June 30, 2025 or __________, 2025 or a borrower of Seneca Savings as of March 24, 2017 who maintained such borrowings as of the close of business on __________, 2025. Joint Tenants – Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the sale of shares. Tenants in Common – May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the sale of shares. Buying Stock for a Minor – Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 9 of the Stock Order Form must have been an eligible depositor at Seneca Savings at the close of business on March 31, 2024, June 30, 2025 or __________, 2025. The standard abbreviation for custodian is “CUST.” The Uniform Transfer to Minors Act is “UTMA.” Include the state abbreviation. For example, stock held by John Smith as custodian for Susan Smith under the NY Uniform Transfer to Minors Act, should be registered as John Smith CUST Susan Smith UTMA-NY (list only the minor’s social security number). Buying Stock by a Corporation/Partnership – On the first name line, indicate the name of the corporation or partnership and indicate the entity’s Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership named in Section 9 of the Stock Order Form must have been an eligible depositor at Seneca Savings at the close of business on March 31, 2024, June 30, 2025 or __________, 2025 or a borrower of Seneca Savings as of March 24, 2017 who maintained such borrowings as of the close of business on __________, 2025. Buying Stock in a Trust/Fiduciary Capacity – Indicate the name of the fiduciary and the capacity under which the fiduciary is acting (for example, “Executor”), or name of the trust, the trustees and the date of the trust. Indicate the Tax ID Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity named in Section 9 of the Stock Order Form must have been an eligible depositor at Seneca Savings at the close of business on March 31, 2024, June 30, 2025 or __________, 2025 or a borrower of Seneca Savings as of March 24, 2017 who maintained such borrowings as of the close of business on __________, 2025. Buying Stock in a Self-Directed IRA (for trustee/broker use only) – Registration should reflect the custodian or trustee firm’s registration requirements. For example, on the first name line, indicate the name of the brokerage firm, followed by CUST or TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, “FBO John Smith IRA”). You can indicate an account number or other underlying information and the custodian or trustee firm’s address and department to which all correspondence should be mailed related to this order, including a stock ownership statement. Indicate the TAX ID Number under which the IRA account should be reported for tax purposes. To qualify in the Subscription Offering, the beneficial owner named in Section 9 of this form must have been an eligible depositor at Seneca Savings at the close of business on March 31, 2024, June 30, 2025 or __________, 2025 or a borrower of Seneca Savings as of March 24, 2017 who maintained such borrowings as of the close of business on __________, 2025. Section (10) – Acknowledgment and Signature(s). Sign and date the Stock Order Form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Verify that you have printed clearly and completed all applicable shaded areas on the Stock Order Form. Only one signature is required, unless any account listed in Section 4 requires more than one signature to authorize a withdrawal. Read the Prospectus carefully before making an investment decision. Deliver your completed original Stock Order Form, with full payment or deposit account withdrawal authorization, so that it is received (not postmarked) before 2:00 p.m., Eastern time, on __________, 2025. Stock Order Forms can be delivered by paying for overnight delivery to the Stock Information Center address on the front of the Stock Order Form, by mail using the enclosed postage-paid Stock Order Reply Envelope or by hand-delivery to Seneca Savings’ main office, located at 35 Oswego Street, Baldwinsville, NY. Hand-delivered stock order forms will only be accepted at this location. We will not accept Stock Order Forms at our other offices. Do not mail Stock Order Forms to Seneca Savings. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment or the required signature. Faxes or copies of this form are not required to be accepted. OVERNIGHT DELIVERY can be made to the Stock Information Center address provided on the front of the Stock Order Form. QUESTIONS? Call our Stock Information Center at (___) ___-____, between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday. The Stock Information Center is closed on bank holidays.